SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 27, 2009

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Georgia Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Retail Rate Matters

See MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “PSC Matters” of The Southern Company (“Southern Company”) and Georgia Power Company (“Georgia Power”) in Item 7 and Note 3 to the financial statements of Southern Company and Georgia Power under “Georgia Power Retail Regulatory Matters” and “Retail Regulatory Matters – Rate Plans,” respectively, in Item 8 of each company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Form 10-K”) for a discussion of Georgia Power’s three-year retail rate plan for 2008 to 2010 as approved by the Georgia Public Service Commission (“PSC”) in December 2007 (the “Retail Rate Plan”). See MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “FERC and State PSC Matters – Retail Rate Matters” of Southern Company and MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “FERC and Georgia PSC Matters – Retail Rate Matters” of Georgia Power and “Retail Rate Matters” in Note (B) to the financial statements of each company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 (the “Form 10-Q”) for a discussion of Georgia Power’s filing of a request with the Georgia PSC for an accounting order that would allow Georgia Power to amortize approximately $324 million of its regulatory liability related to other cost of removal obligations (the “Accounting Order Request”). Under the Accounting Order Request, the regulatory liability would be amortized ratably over the 18-month period from July 1, 2009 through December 31, 2010 as a reduction to operating expenses.

On August 27, 2009, the Georgia PSC issued an order approving a Stipulation between Georgia Power and the Georgia PSC Public Interest Advocacy Staff resolving the Accounting Order Request (the “Order”). Under the terms of the Order, if Georgia Power does not file for a retail base rate increase in 2009, Georgia Power will be entitled to amortize up to one-third of the regulatory liability ($108 million) in 2009. In addition, Georgia Power will be entitled to amortize up to two-thirds of the regulatory liability ($216 million) in 2010. In the event Georgia Power files for a retail base rate increase prior to July 1, 2010, then the amortization of the regulatory liability in 2010 would be reduced by one-sixth for each month that such rate case is filed prior to July 1, 2010.

Furthermore, the amortization of the regulatory liability is limited to only the amount that would allow Georgia Power to earn a retail return on equity (“ROE”) not more than 9.75% in 2009 and 10.15% in 2010. In addition, Georgia Power may not file for a base rate increase prior to July 1, 2010 unless economic conditions beyond its control continue to reduce Georgia Power’s projected retail ROE and in no event unless Georgia Power’s projected retail ROE for 2009 or 2010 is less than 9.25% after taking into consideration amortization of the regulatory liability.

Fuel Cost Recovery

See MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “PSC Matters” of Southern Company and Georgia Power in Item 7 and Note 3 to the financial statements of Southern Company and Georgia Power under “Georgia Power Retail Regulatory Matters” and “Retail Regulatory Matters – Fuel Cost Recovery,” respectively, in Item 8 of the Form 10-K and MANAGEMENT’S DISCUSSION AND

ANALYSIS – FUTURE EARNINGS POTENTIAL – “FERC and State PSC Matters – Retail Fuel Cost Recovery” of Southern Company and MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “FERC and Georgia PSC Matters – Retail Fuel Cost Recovery” of Georgia Power of the Form 10-Q for a discussion of Georgia Power’s retail fuel cost recovery. On August 18, 2009, the Georgia PSC asked Georgia Power to consider postponing the filing of its fuel cost recovery case beyond the currently scheduled filing date of September 4, 2009. On August 20, 2009, Georgia Power informed the Georgia PSC that it recommended a delay in the filing date of the fuel cost recovery case to not later than December 15, 2009 (with new rates to be effective April 1, 2010). On August 27, 2009, the Georgia PSC approved the recommended delay.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2009	THE SOUTHERN COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary
GEORGIA POWER COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary